Exhibit 5.1

100 North Tampa Street, Suite 4100 P.O. Box 1288 (ZIP 33601-1288) Tampa, Florida 33602-3644 813-227-8500 813-229-0134 Fax www.hklaw.com	Atlanta Bethesda Boston Chicago Fort Lauderdale Jacksonville Los Angeles Miami New York Northern Virginia Orlando Portland San Francisco Tallahassee Tampa Washington, D.C. West Palm Beach	International Offices: Abu Dhabi Beijing Caracas* Mexico City Tel Aviv* *Representative Office
March 4, 2009	CHESTER E. BACHELLER 813 227 6431 chet.bacheller@hklaw.com
Brown & Brown, Inc.
220 South Ridgewood Avenue
Daytona Beach, FL  32114

RE: Brown & Brown, Inc. - Registration Statement on Form S-3

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3 (the "Registration Statement"), filed or to be filed by Brown & Brown, Inc., a Florida corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") in connection with the registration pursuant to the Securities Act of 1933, as amended (the "Act").  The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rules 415 and 462(e) of the rules and regulations promulgated under the Act, of an unspecified amount of securities of the Company, consisting of the Company's debt securities (the "Debt Securities"), shares of the Company's common stock, $0.10 par value per share (the "Common Stock"), warrants for the purchase of Debt Securities or Common Stock (the "Warrants") and units consisting of Common Stock, Debt Securities, and/or Warrants (the “Units”).  The Debt Securities, the Common Stock, the Warrants and the Units (collectively referred to herein as the "Offered Securities") are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein (the "Prospectus"), the supplements to the Prospectus (the "Prospectus Supplements"), and pursuant to one or more underwriting agreements (each an "Underwriting Agreement"), substantially in the form filed as an exhibit to the Registration Statement.

Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will be issued in one or more series under an indenture (the “Indenture”) between the Company and a financial institution to be named in the Indenture, as trustee (the “Trustee”), the form of which is filed as an exhibit to the Registration Statement.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (a) the Registration Statement; (b) the Indenture; and (c) certain resolutions adopted by the Company's Board of Directors relating to the registration of the Offered Securities and related matters.  We have also examined certain records of the Company, certificates of public officials and representatives of the Company, and other documents as we deemed necessary to deliver the opinion expressed below.

In such examination, we have assumed, without inquiry or other investigation, (a) the legal capacity of each natural person executing the agreements described herein, (b) the authenticity of original documents and the genuineness of all signatures, (c) the conformity to the originals of all documents submitted to us as copies, (d) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed, (e) that there has been no undisclosed waiver of any right, remedy or provision contained in any such documents and (f) that each transaction complies with all tests of good faith, fairness and conscionability required by law.  We have also assumed that the Indenture, when executed, will be the valid and legally binding obligation of the Trustee.

Brown & Brown, Inc.
March 4, 2009

           Based on such examination and subject to the foregoing exceptions, qualifications, and limitations, we express the following opinions:

           1.       When the issuance of the Debt Securities has been duly authorized by appropriate corporate action and the Debt Securities have been duly completed, executed, authenticated, registered and delivered in accordance with the Indenture and sold pursuant to an Underwriting Agreement and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, then the Debt Securities will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, arrangement, fraudulent conveyance, fraudulent transfer or other similar laws relating to or affecting creditors' rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and will entitle the holders of the Securities to the benefits of the Indenture.

           2.       When the issuance of the shares of Common Stock has been duly authorized by appropriate corporate action, including any Common Stock that may be issuable pursuant to the conversion of any Debt Securities, and the shares of Common Stock have been duly issued, sold, registered and delivered pursuant to an Underwriting Agreement and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, then the shares of Common Stock will be legally issued, fully paid and non-assessable.

           3.       When (i) the issuance of the Warrants has been duly authorized by appropriate corporate action and the terms of the Warrants have been established in accordance with the resolutions of the Company's Board of Directors, including any appropriate committee appointed thereby, authorizing the issuance and sale of the Warrants, (ii) the applicable warrant agreement (the "Warrant Agreement") has been duly authorized by appropriate corporate action and validly executed and delivered by the Company and the applicable warrant agent appointed by the Company, (iii) the Warrants or certificates representing the Warrants have been duly completed, executed, authenticated, registered and delivered in accordance with the applicable Warrant Agreement and sold pursuant to an Underwriting Agreement and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, then the Warrants will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, arrangement, fraudulent conveyance, fraudulent transfer or other similar laws relating to or affecting creditors' rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

           4.      When: (i) the issuance of the Units has been duly authorized by appropriate corporate action and the terms of the Units have been established in accordance with the resolutions of the Company's Board of Directors, including any appropriate committee appointed thereby, authorizing the issuance and sale of the Units, (ii) the applicable unit agreement (the "Unit Agreement") has been duly authorized by appropriate corporate action and validly executed and delivered by the Company, (iii) the Common Stock, Debt Securities and/or Warrants relating to such Units have been duly authorized for issuance, and (iv) the applicable Units have been duly completed, executed, authenticated, registered and delivered in accordance with the applicable Unit Agreement and sold pursuant to an Underwriting Agreement and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, then the Units will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, arrangement, fraudulent conveyance, fraudulent transfer or other similar laws relating to or affecting creditors' rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

In rendering the opinions set forth above, we have assumed that:

a.	the consideration paid for any Common Stock will comply with Florida Statutes, Section 607.0621 or any successor provision; and

Brown & Brown, Inc.
March 4, 2009

b.
after issuance of the Common Stock, the total number of issued shares of Common Stock, together with the total number of shares of Common Stock reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock under the Company's Articles of Incorporation.

The laws covered by the opinions expressed herein are limited to the laws of the United States and the States of New York and Florida.

The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion letter is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.  Our opinion is limited to the matters stated herein, and no opinion is to be implied or inferred beyond the matters stated herein.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and the use of our name wherever it appears in the Registration Statement, the Prospectus, the Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are "experts" within the meaning of such term used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ HOLLAND & KNIGHT LLP
HOLLAND & KNIGHT LLP